UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report: December 17, 2014

TIFFANY & CO.
(Exact name of Registrant as specified in its charter)

Delaware	1-9494	13-3228013
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Fifth Avenue, New York, New York		10010
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 755-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
Release of Guarantees

As previously announced, the Registrant’s 3.800% Senior Notes due 2024 and 4.900% Senior Notes due 2044 (together, the “Notes”), as well as its four- and five-year unsecured revolving credit facilities (the “Credit Facilities”) were initially guaranteed by certain of the Registrant’s subsidiaries that were guarantors under the Registrant’s previously existing three- and five-year unsecured revolving credit facilities (the “Guarantors”). Pursuant to the terms of the agreements governing the Notes and the Credit Facilities, the guarantees automatically terminate at such time as the Guarantors no longer guarantee any other indebtedness of the Registrant, excluding indebtedness (other than for borrowed money) in an aggregate principal amount not to exceed $20,000,000.
As of December 12, 2014, the Guarantors no longer guaranteed any other indebtedness of the Registrant, excluding indebtedness (other than for borrowed money) in an aggregate principal amount not exceeding $20,000,000. As a result, the Guarantors have been automatically released from their respective guarantee obligations under:

i.
each series of the Registrant’s Notes issued pursuant to the Indenture, dated as of September 25, 2014, among the Registrant, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as amended and supplemented by Supplemental Indenture No. 1 and Supplemental Indenture No. 2, each by and among the Registrant, the Guarantors, and the Trustee;

ii.
the Four Year Credit Agreement, dated as of October 7, 2014, by and among the Registrant, the Guarantors and each other subsidiary of the Registrant that is a borrower and is a signatory thereto and Bank of America, N.A., as administrative agent, and various lenders party thereto; and

iii.
the Five Year Credit Agreement, dated as of October 7, 2014, by and among the Registrant, the Guarantors and each other subsidiary of the Registrant that is a borrower and is a signatory thereto, and Bank of America, N.A., as administrative agent.

In addition, as of December 12, 2014, the Guarantors have been released from their respective guarantee obligations under:

i.
the Guaranty Agreement, dated as of September 1, 2010, by and among the Guarantors, executed in connection with the Note Purchase Agreement dated as of September 1, 2010, by and among the Registrant and the various institutional note purchasers party thereto, as amended, with respect to the Registrant’s ¥10,000,000,000 principal amount 1.72% Senior Notes due September 1, 2016;

ii.
the Amended and Restated Guaranty Agreement, dated as of July 25, 2012, by and among the Guarantors, executed in connection with the Amended and Restated Note Purchase and Private Shelf Agreement, dated as of July 25, 2012, by and among the Registrant and the various institutional note purchasers party thereto, as amended, with respect to the Registrant’s $150,000,000 principal amount of 4.40% Series B-P Senior Notes due July 25, 2042; and

iii.
the Amended and Restated Guaranty Agreement, dated as of July 25, 2012, by and among the Guarantors, executed in connection with the Amended and Restated Note Purchase and Private Shelf Agreement, dated as of July 25, 2012, by and among the Registrant and the various institutional note purchasers party thereto, as amended, with respect to the Registrant’s $100,000,000 principal amount of 4.40% Series B-M Senior Notes due July 25, 2042.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIFFANY & CO.
(Registrant)

By: /s/ Leigh M. Harlan
Leigh M. Harlan
Senior Vice President, Secretary
and General Counsel
Date: December 17, 2014

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